Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70212, 333-105019 and 333-142732 on Forms S-8 of our reports dated January 30, 2012, relating to the financial statements and financial statement schedule of Lennar Corporation, and the effectiveness of Lennar Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

January 30, 2012